Exhibit 21

                            Foamex International Inc.
                           SUBSIDIARIES OF REGISTRANT
                              as of January 2, 2005


                                                    State or Other Jurisdiction
Subsidiaries                                        of Incorporation

Espumas Foamex Espana, S.L.                         Spain
FMXI, Inc.                                          Delaware
Foamex Asia, Inc.                                   Delaware
Foamex Aviation, Inc.                               Delaware
Foamex Canada Inc.                                  Canada
Foamex Capital Corporation                          Delaware
Foamex Carpet Cushion LLC                           Delaware
Foamex Delaware, Inc.                               Delaware
Foamex de Acuna, S.A. de C.V.                       Mexico
Foamex de Mexico, S.A. de C.V.                      Mexico
Foamex de Cuautitlan, S.A. de C.V.                  Mexico
Foamex de Juarez, S.A. de C.V.                      Mexico
Foamex Latin America, Inc.                          Delaware
Foamex L.P.                                         Delaware
Foamex Mexico, Inc.                                 Delaware
Foamex Mexico II, Inc.                              Delaware
Grupo Foamex de Mexico, S.A. de C.V.                Mexico
JPSGP Inc.                                          Delaware
Servicios Administrativos Foamex, S.A. de C.V.      Mexico
Maquila Foamex, S.A. de C.V.                        Mexico
Corte y Costura Foamex, S.A. de C.V.                Mexico
Administration Foamex, S.A. de C.V.                 Mexico